Exhibit 10.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED FIVE-YEAR CREDIT AGREEMENT

This Amendment (this “Amendment”) is entered into as of May 1, 2017 by and among Cardinal Health, Inc., an Ohio corporation (the “Company”), JPMorgan Chase Bank, N. A., individually and as administrative agent (the “Administrative Agent”), and the other financial institutions signatory hereto.

RECITALS

A.    The Company, the Subsidiary Borrowers from time to time party thereto, the Administrative Agent and the Lenders are party to that certain Amended and Restated Five-Year Credit Agreement dated as of June 16, 2016 (the “Credit Agreement”). Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

B.    The Company, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.Amendment to Credit Agreement. Upon the “Effective Date” (as defined below), the Credit Agreement shall be amended as follows:

(a)The definition of “Consolidated Funded Indebtedness” in Section 1.1 of the Credit Agreement is hereby amended by inserting the following proviso at the end thereof, before the period: “; provided that Consolidated Funded Indebtedness shall be deemed to not include any Pre-Funded Acquisition Debt until the date the relevant Material Acquisition is consummated”.

(b)The definition of “Consolidated Leverage Ratio” in Section 1.1 of the Agreement is hereby amended by adding the text marked with double-underlining as set forth below:

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated Funded Indebtedness as of such date plus (ii) without duplication, the outstanding principal amount of Securitization Obligations as of such date (provided that if such Securitization Obligations are accounted for as a sale of accounts receivable, chattel paper, general intangibles, or the like under GAAP, the outstanding principal amount of such Securitization Obligations shall be determined as the amount which would have been considered outstanding at such date had such Securitization Obligations been accounted for as a borrowing at such date) to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended, provided that, for such purpose, Consolidated EBITDA for any such period of four fiscal quarters shall be calculated giving pro forma effect to any Material Acquisition or any Material Disposition consummated during such period, as if such Material Acquisition or Material Disposition had occurred on the first day of such period. Pro forma calculations made pursuant to the proviso to the immediately preceding sentence shall be determined in good faith by an Authorized Officer of the Company.

(c)Section 1.1 of the Credit Agreement is amended by adding the following definitions in the appropriate alphabetical order:

“Disposition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the disposition (by sale, transfer, license, lease or otherwise) of all or substantially all of the assets of a Person, or of any business or division of a Person, (b), the disposition of in excess of 50% of the equity interests of any Person, or otherwise causing any Person to cease being a subsidiary, or (c) a merger or consolidation or any other combination with another person (other than a Person that is a Subsidiary of the Borrowers) in which a Borrower or a Subsidiary of a Borrower is not the surviving entity.

“Material Disposition” means the Disposition by the Company or one of its Subsidiaries for aggregate cash consideration of $500,000,000 or more.

“Pre-Funded Acquisition Debt” means Indebtedness incurred for the purpose of financing a Material Acquisition, which Indebtedness is issued in advance of the date of consummation of such Material Acquisition, so long as the indenture or agreement governing such Indebtedness provides that such Indebtedness shall be repaid or redeemed within a specified period after the incurrence of such Indebtedness if such Material Acquisition is not consummated within such period.

2

(d)Section 6.12 of the Credit Agreement is hereby amended by adding the text marked with double-underlining and deleting the ~~struck-through~~ text, in each case as set forth below:

6.12    Consolidated Leverage Ratio.

The Company shall not permit the Consolidated Leverage Ratio ~~at any time~~as of the last day of any fiscal quarter of the Company (each such date, a “Test Date”) to be greater than 3.25 to 1.00 ~~of the Company~~; provided that if a Material Acquisition is consummated, then, upon the written request of the Company given to the Administrative Agent within five (5) Business Days after such consummation (and including such details regarding such Material Acquisition as the Administrative Agent may reasonably request), (x) solely for the first four Test Dates occurring on or after~~period commencing on~~ the date such Material Acquisition is consummated ~~(including the fiscal quarter in which such Material Acquisition occurs) and continuing until and including the last day of the fiscal quarter of the Company which is the fourth fiscal quarter ending on or after the date of such Material Acquisition~~, in lieu of the foregoing, the Company shall not permit the Consolidated Leverage Ratio on any such Test Date~~at any time during such period~~ to be greater than 4.25~~3.75~~ to 1.00 and (y) solely for the fifth and sixth Test Dates occurring on or after the date such Material Acquisition is consummated, the Company shall not permit the Consolidated Leverage Ratio on any such Test Date to be greater than 3.75 to 1.00 (each such period specified in clauses (x) and (y), a “Leverage Holiday”); and provided, further, if the Company requests a Leverage Holiday, then the Company shall not be permitted to request a subsequent Leverage Holiday until at least one full fiscal quarter has transpired thereafter where no Leverage Holiday was in effect at any time during such fiscal quarter.

2.Representations and Warranties of the Company. The Company represents and warrants that as of the Effective Date:

(a)The execution, delivery and performance by the Company of this Amendment have been duly authorized by all necessary corporate action and that this Amendment is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar Laws affecting creditors’ rights generally;

3

(b)Each of the representations and warranties contained in the Credit Agreement (treating this Amendment as a Loan Document for purposes thereof) is true and correct in all material respects on and as of the Effective Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty was true and correct in all material respects on and as of such earlier date; and

(c)No Default or Unmatured Default has occurred and is continuing, nor would a Default or Unmatured Default result from this Amendment.

3.Effective Date. This Amendment shall become effective upon the execution and delivery of this Amendment by the Company, the Administrative Agent and Lenders collectively constituting Required Lenders.

4.Reference to and Effect Upon the Credit Agreement; Other.

(a)Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. This Amendment shall constitute a Loan Document.

(b)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in any other Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

5.Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.6 of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

6.Governing Law. This Amendment shall be governed by, construed and enforced in accordance with the laws of the State of New York, including Section 5-1401 and Section 5-1402 of the general obligation law of the State of New York, without reference to any other conflicts of law principles thereof.

4

7.Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

8.Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic mail shall be effective as delivery of manually executed counterpart hereof.

[Remainder of page is intentionally left blank.]

5

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

CARDINAL HEALTH, INC., as the Company

By: /s/ Michael Kaufmann
Name: Michael Kaufmann
Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

JPMORGAN CHASE BANK, N.A, individually and as Administrative Agent

By: /s/ Erik Barragan
Name: Erik Barragan
Title: Authorized Officer

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

Bank of America, N.A., as a Lender

By: /s/ Joseph L. Corah
Name: Joseph L. Corah
Title: Director

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Lender

By: /s/ Jaime Johnson
Name: Jaime Johnson
Title: Director

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

Barclays Bank PLC, as a Lender

By: /s/ Christopher Aitkin
Name: Christopher Aitkin
Title: Assistant Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

HSBC BANK USA, as a Lender

By: /s/ Jason Fuqua
Name: Jason Fuqua
Title: Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

Morgan Stanley Bank N.A., as a Lender

By: /s/ Alice Lee
Name: Alice Lee
Title: Authorized Signatory

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Andrea S. Chen
Name: ANDREA S CHEN
Title: MANAGING DIRECTOR

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

U.S. Bank National Association, as a Lender

By: /s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By: /s/ Gordon Yip
Name: Gordon Yip
Title: Director

By: /s/ Mark Koneval
Name: Mark Koneval
Title: Managing Director

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

The Bank of Nova Scotia, as a Lender

By: /s/ Michelle Phillips
Name: Michelle Phillips
Title: Execution Head & Director

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Peter M Kakoules
Name: Peter M Kakoules
Title: Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

PNC Bank, National Association, as a Lender

By: /s/ Steven P. Shepard
Name: Steven P. Shepard
Title: Senior Vice President

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

Standard Chartered Bank, as a Lender

By: /s/ Daniel Mattern
Name: Daniel Mattern
Title: Associate Director
Standard Chartered Bank

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]

SunTrust Bank, as a Lender

By: /s/ Dave Felty
Name: Dave Felty
Title: Managing Director

[Signature Page to Amendment No. 1 to Amended and Restated Five-Year Credit Agreement]